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                                                                   Exhibit 10.15

                         EXECUTIVE EMPLOYMENT AGREEMENT

         AGREEMENT dated as of June 29, 2001 between InSight Health Services Corp., a Delaware corporation (the "Company"), and Brian G. Drazba (the "Executive"). InSight Health Services Holdings Corp., a Delaware corporation ("Parent") is a party to this Agreement solely for the purposes of Section 3.07.

         The Company wishes to employ the Executive, and the Executive wishes to accept such employment, in each case, subject to the terms and conditions hereof. Accordingly, the Company and the Executive hereby agree as follows:

I.       TERM OF EMPLOYMENT

         Commencing at the Effective Time (as defined below), the Executive is to be employed by the Company for rolling twelve (12) month periods, whereby the Executive's term of employment is twelve (12) months on a continuing basis, unless earlier terminated in accordance with Article IV below.

II.      EMPLOYMENT, DUTIES AND ACCEPTANCE

         SECTION 2.01. EMPLOYMENT BY COMPANY. The Company for itself and its affiliates, employs the Executive for the term of this Agreement to render full-time services as Company's Sr. Vice President, Finance and Controller and in such capacities as the Board of Directors of the Company (the "Board") and its affiliates may assign and, in connection therewith, to perform such duties as are consistent with the Executive's initial appointment and as the Board shall direct. The Executive agrees to perform such duties as are consistent with the duties normally pertaining to the offices to which he has been elected or appointed, subject always to the direction of the Company's Board. Subject to
Section 5.01 hereof, the Executive's expenditure of reasonable amounts of time for personal business, charitable or professional activities will not be deemed a breach of his undertaking to provide full-time services hereunder, provided that such activities do not interfere materially with the Executive's rendering of such services.

         SECTION 2.02. ACCEPTANCE OF EMPLOYMENT BY THE EXECUTIVE. The Executive accepts such employment and shall render the services required by this Agreement to be rendered by him. The Executive shall also serve on request during all or any part of the term of this Agreement as an officer of the Company and of any of its affiliates without any compensation therefor other than specified in this Agreement.

         SECTION 2.03. PLACE OF EMPLOYMENT. The Executive's principal place of employment shall be located at 4400 MacArthur Boulevard, Suite 800, Newport Beach, California 92660. In the event that the principal place of employment of the Executive is relocated to a site that is more than 50 miles from the Executive's principal residence, the Company may require the Executive to relocate his principal residence to within 50 miles of such office. Notwithstanding the foregoing, the Executive acknowledges that the duties to be
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performed by him hereunder are such that he may be required to travel extensively both throughout the United States and abroad and, in some cases, spend extended periods of time away from the Company's corporate headquarters.

III.     COMPENSATION

         SECTION 3.01. SALARY, BONUSES, LIFE INSURANCE. As compensation for all services to be rendered pursuant to this Agreement, the Company shall pay the Executive, and the Executive shall accept, a salary of $136,000.00 per annum, subject to adjustment in accordance with Section 3.02 hereof (as so adjusted, the "Annual Salary"), payable in accordance with the payroll policies of the Company as from time to time in effect, less such amounts as may be required to be withheld by applicable federal, state and local law and regulations (the "Payroll Policies").

         In addition to the Annual Salary, Executive shall be eligible (no less frequently than annually beginning for the fiscal year ending June 30, 2002) for such discretionary bonuses, if any, as awarded by the President and Chief Executive Officer of the Company and approved by the Board.

         The Company shall purchase and maintain in full force and effect at all times during the term of this Agreement a policy of term insurance on the life of the Executive payable to such beneficiary or beneficiaries as the Executive may designate in an amount equal to three times the amount of the Annual Salary.

         SECTION 3.02. ANNUAL REVIEW. Commencing with the first renewal period, if any, of the term of this Agreement and annually thereafter during the term of this Agreement, the Executive's performance shall be reviewed and evaluated by his immediate supervisor and the Annual Salary shall be reviewed by the Board and may be adjusted (but in no event to an amount less than the Annual Salary then in effect) for the then upcoming year, if the Board, in its sole discretion, determines that such adjustment is warranted.

         SECTION 3.03. PARTICIPATION IN EMPLOYEE BENEFIT PLANS. The Executive shall be entitled during the term of this Agreement, if and to the extent eligible, to participate in any health, hospitalization or disability insurance plan, pension plan or similar benefit plan of the Company, which may be available to senior executives of the Company generally, on the same terms as such other executives.

         SECTION 3.04. EXPENSES. Subject to such policies as may from time to time be established by the Company for senior executives of the Company generally, the Company shall pay or reimburse the Executive for all reasonable business expenses actually incurred or paid by the Executive during the term of this Agreement in the performance of the Executive of services under this Agreement, upon presentation of expense statements or vouchers or such other supporting information as the Company may reasonably require.

         SECTION 3.05. AUTOMOBILE. The Company shall pay Executive $750 per month and all reasonable expenses of operating an automobile subject to such policies as may from time to time be established and amended by Company.


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         SECTION 3.06. VACATION. The Executive shall be entitled to three (3)
weeks of paid vacation per year during the term of this Agreement, which he may accumulate up to six (6) weeks, to be taken at a time or times which do not unreasonably interfere with his duties hereunder.

         SECTION 3.07. STOCK OPTIONS. Parent shall grant stock options to Executive, pursuant to the terms of the Stock Option Agreement substantially in the form of Exhibit A, to purchase shares of Parent common stock in an amount to be determined by the President and Chief Executive Officer of the Company and approved by the board of directors of Parent. The stock options granted by Parent to Executive shall be part of the total available pool of options, which shall equal 10% of the fully diluted common stock of Parent as of the Effective Time. The exercise price of the stock options shall be the price per share that subscribing stockholders pay to Parent as of the Effective Time in connection with their subscription of Parent common stock.

IV.      TERMINATION

         SECTION 4.01. TERMINATION UPON DEATH. If the Executive dies during the term of this Agreement, this Agreement shall terminate as of the date of his death.

         SECTION 4.02. TERMINATION UPON DISABILITY. If during the term of this Agreement, the Executive becomes physically or mentally disabled, whether totally or partially, so that he is unable substantially to perform the services required by this Agreement to be rendered by him for (i) a period of three consecutive months or (ii) for shorter periods aggregating three months during any 12-month period, the Company may at any time after the last day of the three consecutive months of disability or the day on which the shorter periods of disability equal an aggregate of three months, by thirty (30) days' written notice to the Executive, terminate this Agreement and the Executive's employment hereunder. Nothing in this Section 4.02 shall be deemed to extend the term of this Agreement or of the Executive's employment hereunder.

         SECTION 4.03. TERMINATION FOR CAUSE. If the Board determines that the Executive has neglected his duties hereunder, has performed such duties negligently, is guilty of misconduct in connection with performance of his duties hereunder, or has breached in any material respect any affirmative or negative covenant or undertaking hereunder, or if the Executive is convicted of or pleads guilty or no contest to any serious crime or offense, commits any willful act or omission which is materially injurious to the financial condition or business reputation of the Company or any of its subsidiaries, or fails or refuses to comply with the oral or written policies or directives of the Company's Board or President and Chief Executive Officer of the Company (unless such instructions represent an illegal act) (collectively, hereinafter referred to as "Cause"), the Company may at any time thereafter (i) by written notice to the Executive, terminate the Executive's right to enter the Company's premises, and such termination shall be effective as of the date notice is given and (ii) by thirty (30) days' written notice to the Executive, terminate this Agreement and the term of the Executive's employment hereunder, and the Executive shall have no right to receive any monetary compensation or benefit hereunder in respect of any period after the effective date of such notice.


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         SECTION 4.04. TERMINATION IN DISCRETION OF THE COMPANY. The Company
may, at any time, (i) terminate the Executive's right to enter the premises of the Company by giving notice of such termination, and such notice shall be effective as of the date notice is given and (ii) by thirty (30) days' written notice to the Executive terminate this Agreement and the term of the Executive's employment hereunder, and the Executive thereafter shall have only such rights to receive monetary compensation or benefits hereunder in respect of any period after the effective date of termination as are provided in Section 4.06 hereof.

         SECTION 4.05. TERMINATION BY THE EXECUTIVE. The Executive shall have the right to terminate this Agreement upon sixty (60) days' written notice to the Company and, upon such termination, the Executive shall not have the right to receive any monetary compensation or benefit hereunder with respect to any period after the date specified in such notice.

         SECTION 4.06.     COMPENSATION ON TERMINATION.

         (a) If the term of the Executive's employment hereunder is terminated pursuant to Section 4.01 hereof, the Company shall pay to the executors or administrators of the Executive's estate or the Executive's heirs or legatees (as the case may be) all compensation accrued and unpaid up to the date of the Executive's death.

         (b) If the term of the Executive's employment hereunder is terminated pursuant to Sections 4.02, 4.04 or 4.06(c) hereof, the Executive shall be entitled to receive all compensation accrued and unpaid up to the effective date of termination, plus additional compensation in an amount equal to twelve (12) months of compensation at the Annual Salary rate then in effect, paid in accordance with the Payroll Policies, less, in the case of termination pursuant to said Section 4.02, the amount which the Executive is entitled to receive under the terms of the Company's long-term disability insurance policy for key executives as and if in effect at the time of termination. Any payments made pursuant to this Section 4.06 shall be reduced by such amounts as are required by law to be withheld or deducted. In addition, the Company shall maintain, at the Company's expense, in full force and effect, for the Executive's continued benefit until the earlier of (x) twelve (12) months after the effective date of termination or (y) commencement of the Executive's benefits pursuant to full time employment with a new employer under such employer's standard benefits program, all life insurance, medical, health and accident, and disability plans or programs, in which the Executive was entitled to participate immediately prior to the effective date of termination; provided, that the Executive's continued participation is permissible under the general terms and provisions of such plans or programs and provided further, that the Company shall be entitled to amend or terminate any employee benefit plans which are applicable generally to the Company's employees. In the event that the Executive's participation in any such plan or program is prohibited, the Company shall arrange to provide the Executive with benefits substantially similar to those which the Executive was entitled to receive under such plans or programs.

         (c) Notwithstanding any provision herein to the contrary, if the Executive is terminated by Company without Cause, within twelve (12) months of a Change in Control (as defined herein) which occurs after the Effective Time, the Executive shall be entitled to the


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payments and benefits set forth in Section 4.06(b). For purposes hereof, a
"Change in Control" shall be deemed to have occurred if (i) any person, or any two or more persons acting as a group, and all affiliates of such person or persons (a "Group"), who prior to such time beneficially owned less than 50% of the then outstanding capital stock of the Company or Parent, shall acquire shares of the Company's or Parent's capital stock in one or more transactions or series of transactions,including by merger, and after such transaction or transactions such person or group and affiliates beneficially own 50% or more of the Company's or Parent's outstanding capital stock, or (ii) the Company or Parent shall sell all or substantially all of its assets to any Group which, immediately prior to the time of such transaction, beneficially owned less than 50% of the then outstanding capital stock of the Company or Parent.

         (d)      The compensation rights provided for the Executive in this
Section 4.06 shall be the Executive's sole and exclusive remedies in the event of a breach of this Agreement by the Company, and the Executive, the executors or administrators of the Executive's estate or the Executive's heirs or legatees, as the case may be, shall not be entitled to any other compensation, damages or relief.

V.       CERTAIN COVENANTS OF THE EXECUTIVE

         SECTION 5.01. COVENANTS AGAINST UNFAIR COMPETITION. The Executive acknowledges, that, as of the date hereof: (i) the principal business of Company and its affiliates is the provision of diagnostic imaging, treatment and related management services through a network of mobile magnetic resonance imaging ("MRI") and positron emission tomography ("PET") facilities, fixed-site MRI and PET facilities and multi-modality centers, at times, together with other healthcare providers, utilizing the related equipment and computer programs and "software" and various corporate investment structures (the "Company Business");
(ii) the Company Business is national and international in scope; and (iii) the Executive's duties hereunder will bring him into close contact with much confidential information not readily available to the public, including without limitation, corporate, business and financial plans, marketing strategy, the result of the Company's efforts in the areas of product research, development and improvement, plans for future development and other matters. The Executive agrees that his obligations under this Section 5.01 shall be absolute and unconditional. In order, therefore, to induce the Company to enter into this Agreement, the Executive covenants as follows:

         (a)      Non-Compete. During the term of this Agreement and for twelve
         (12) months after the termination of this Agreement (the "Restricted Period"), the Executive shall not anywhere in the world, directly or indirectly, (i) engage in the Company Business for his own account;
         (ii) enter the employment of, or render any services to, any person engaged in such activities; and (iii) become interested in any person engaged in the Company Business, directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, employee, trustee, consultant or in any other relationship or capacity; provided, however, that the Executive may own, directly or indirectly, solely as an investment, 5% of securities of any entity which are traded on any national securities exchange if the Executive neither (x) is a controlling person of, or a member of a group which controls, such entity nor (y) owns, directly or indirectly, one or more of any class


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         of securities of such entity. The parties acknowledge that in
         California and some states post-employment non-compete clauses may be generally unenforceable, but that other states and jurisdictions permit such agreements.

         (b)      Confidential Information.

                  (i) For purposes of this Agreement, "Confidential Information" shall mean (i) all of the Company's financial statements and related financial data and (ii) any other trade secrets, proprietary information or other information relating to the Company Business, or of any customer or supplier of the Company or any of its affiliates, that has not been previously publicly released or widely disseminated to multiple parties in the same or substantially the same form by duly authorized representatives of the Company or any of its affiliates or known by the Executive prior to the commencement of the Executive's employment by the Company. By way of illustration, but not limitation, Confidential Information shall include any and all customer lists (whether or not current), agreements with customers (whether or not currently in effect or expired), standard forms of customer agreements, data concerning customers, data concerning customer service requirements, financial information concerning customers, agreements with equipment manufacturers and other suppliers, trade secrets, processes, ideas, inventions, improvements, know-how, techniques, drawings, designs, original writings, software programs, plans, proposals, marketing and sales plans, financial information concerning the Company and its affiliates, cost or pricing information, blueprints, specifications, promotional ideas, and all other concepts, information or ideas related to the present or potential business of the Company or any of its affiliates.

                  (ii) The Executive agrees that, during and after employment by the Company, without limitation as to duration except as hereinafter expressly provided, he shall keep confidential and not (i) communicate or disclose to any person any Confidential Information, or
         (ii) use or exploit in any fashion any of such Confidential Information or permit the use or exploitation in any fashion of any such Confidential Information by any other person or entity; provided, however, that (a) the foregoing confidentiality restriction shall not apply in any particular circumstance in which the Executive is required to disclose particular Confidential Information pursuant to governmental process, as indicated in a written opinion of counsel to the Executive reasonably satisfactory to the Company which is delivered to the Company, and (b) the foregoing confidentiality and exploitation restrictions shall not apply to any particular Confidential Information if and to the extent that such information becomes generally known and available to the public otherwise than in connection with a disclosure or communication of such information by the Executive. The Executive acknowledges and agrees that all Confidential Information, and all copies thereof, are the sole and exclusive property of the Company. The Executive agrees that, on the date of his termination of employment, he shall have delivered to the Company all documents and materials in his possession or under his control which constitute Confidential Information, including all copies thereof, and no copies thereof shall be retained by the Executive.


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         (c)      Property of the Company. All correspondence, memoranda, notes, lists, records, computer tapes, discs and design and other document and data storage and retrieval materials (and all copies, compilations and summaries thereof), and all other personal property, made or compiled by the Executive, in whole or in part and alone or with others, or in any way coming into his possession concerning the business or other affairs of the Company or any of its affiliates, shall be the property of the Company or any such affiliates, and no copies thereof shall be retained by the Executive after termination thereof for any reason.

         (d) Disclosure and Assignment of Rights. (i) The Executive shall promptly disclose and assign to the Company and its affiliates or its nominee(s), to the maximum extent permitted by Section 2870 of the California Labor Code, as it may be hereafter amended from time to time, all right, title and interest of the Executive in and to any and all ideas, inventions, discoveries, secret processes and methods and improvements, together with any and all patents that may be issued thereon in the United States and in all foreign countries, which the Executive may invent, develop or improve, or cause to be invented, developed or improved, during the term of this Agreement or, in the event that the Executive's employment is terminated pursuant to the provisions of Section 4.03 hereof, during the 12-month period commencing on the date of termination, which are (i) conceived and developed during normal working hours, and (ii) which are related to the scope of the Company's Business or are related to any work carried on by the Company or are related to any projects specifically assigned to the Executive. As used in this Agreement, the term "invent" includes "make," "discover," "develop," "manufacture" or "produce," or any of them; "invention" includes the phrase "any new or useful original art, machine, methods of manufacture, process, composition of matter, design, or configuration of any kind;" "improvement" includes "discovery" or "production;" and "patent" includes "Letters Patent" and "all the extensions, renewals, modifications, improvements and reissues" of such patents.

         (ii) The Executive shall disclose immediately to duly authorized representatives of the Company any ideas, inventions, discoveries, secret processes and methods and improvements covered by the provisions of clause (i) above, and execute all documents reasonably required in connection with the application for an issuance of Letters Patent in the United States and in any foreign country and the assignment thereof to the Company and its affiliates or its nominee(s).

         (e) No Solicitation of Customers or Employees. As provided above in subparagraph (b)(i), the Executive acknowledges and agrees that the identity and location of the Company's customers and the positions, duties and terms of employment of the Company's and its subsidiaries' employees constitute Confidential Information of the Company. The Executive agrees that during any period that the Executive is receiving compensation from the Company pursuant to Section 4.06 hereof or for a period of twelve (12) months after the Executive's termination of employment, whichever is later, he shall not, directly or indirectly, solicit, entice, divert or otherwise contact or attempt to solicit, entice, divert or otherwise contact any customer or employee of the Company, for any provision of services which constitute Company Business.


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         SECTION 5.02. RIGHTS AND REMEDIES UPON BREACH. If the Executive
breaches, or threatens to breach, in any material respect any of the provisions of Section 5.01 hereof (hereinafter referred to as the "Restrictive Covenants"), the Company shall, in addition to all its other rights hereunder and under applicable law and in equity, have the right and remedy, to have the Restrictive Covenants specifically enforced by any court having jurisdiction, including, without limitation, the granting of a preliminary injunction which may be granted without the necessity of proving damages or the posting of a bond or other security, it being acknowledged that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company. In addition to and not in lieu of any other remedy that the Company may have pursuant to this Agreement or otherwise, in the event of any breach of any provision of Section 5.01 during the period during which the Executive is entitled to receive payments and benefits pursuant to Section 4.06, such period shall terminate as of the date of such breach and the Executive shall not thereafter be entitled to receive any salary or other payments under this Agreement, including, but not limited to, any stock options granted to the Executive.

         SECTION 5.03. SEVERABILITY OF COVENANTS. If any court of competent jurisdiction determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

         SECTION 5.04. BLUE-PENCILING. The Company and the Executive agree and acknowledge that the duration, scope and geographic area of the Restrictive Covenants are fair, reasonable and necessary in order to protect the good will and other legitimate interests of the Company, that adequate consideration has been received by the Executive for such obligations, and that these obligations do not prevent the Executive from earning a livelihood. If any court of competent jurisdiction construes any of the Restrictive Covenants, or any part thereof, to be unenforceable because of the duration or geographic scope of such provision or otherwise, such provision shall be deemed amended to the minimum extent required to make it enforceable and, in its reduced form, such provision shall then be enforceable and enforced.

         SECTION 5.05. ENFORCEABILITY IN JURISDICTION. Notwithstanding Section 7.08, the parties hereto hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of such Restrictive Covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants wholly unenforceable by reason of their duration, geographic scope or otherwise, it is the intention of the parties that such determination not bar or in any way affect the Company's right to the relief provided herein in the courts of any other jurisdiction within the geographical scope of such Restrictive Covenants as to breaches of such Restrictive Covenants in such other jurisdiction, such Restrictive Covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.


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VI.      CERTAIN AGREEMENTS

         SECTION 6.01. CUSTOMERS, SUPPLIERS. The Executive does not have, and at any time during the term of this Agreement shall not have, any employment with or any direct or indirect interest in (as owner, partner, shareholder, employee, director, officer, agent, consultant or otherwise) any customer of or supplier to the Company.

         SECTION 6.02. CERTAIN ACTIVITIES. The Executive during the term of this Agreement shall not (i) give or agree to give, any gift or similar benefit of more than nominal value to any customer, supplier, or governmental employee or official or any other person who is or may be in a position to assist or hinder the Company in connection with any proposed transaction, which gift or similar benefit, if not given or continued in the future, might adversely affect the business or prospects of the Company, (ii) use any corporate or other funds for unlawful contributions, payments, gifts or entertainment, (iii) make any unlawful expenditures relating to political activity to government officials or others, (iv) establish or maintain any unlawful or unrecorded funds in violation of Section 30A of the Securities Exchange Act of 1934, as amended, and (v) accept or receive any unlawful contributions, payments, gifts, or expenditures.

VII.     MISCELLANEOUS

         SECTION 7.01. NOTICES. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, telegraphed, telexed or faxed, or sent by certified, registered or express mail, postage prepaid, and shall be deemed given when so delivered personally, telegraphed, telexed or faxed, or if mailed, two days after the date of mailing, as follows:

                  (i)      If to Company, addressed to it at:

                               InSight Health Services Corp.
                               4400 MacArthur Boulevard, Suite 800
                               Newport Beach, CA 92660
                               Attention:  General Counsel
                               Facsimile No.: (949) 476-0137

                  (ii)     If to Parent, addressed to it at:

                               InSight Health Services Holdings Corp.
                               c/o J.W. Childs Associates, L.P.
                               One Federal Street, 21st Floor
                               Boston, MA 02110
                               Attention:  Edward D. Yun
                               Facsimile No.: (617) 753-1101

                           with copies to:


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                                The Halifax Group, L.L.C.
                                1133 Connecticut Avenue, N.W., Suite 700
                                Washington, D.C. 20036
                                Attention: David Dupree
                                Facsimile No.:  (202) 296-7133

                                Kaye Scholer LLP
                                425 Park Avenue
                                New York, NY  10022
                                Attention: Stephen C. Koval, Esq.
                                Facsimile No.:  (212) 836-8689

                  (iii) If to Executive, to the address or facsimile set forth below his signature hereto. Any party hereto may, by notice to the other, change its address for receipt of notices hereunder.

         SECTION 7.02. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

         SECTION 7.03. WAIVERS AND AMENDMENTS. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by Company, Executive and Parent or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

         SECTION 7.04. ASSIGNMENT. This Agreement is personal to the Executive, and the Executive's rights and obligations hereunder may not be assigned by the Executive. The Company may assign this Agreement and its rights, together with its obligations, hereunder (i) in connection with any sale, transfer or other disposition of all or substantially all of its assets or business(es), whether by merger, consolidation or otherwise; or (ii) to any wholly-owned subsidiary of the Company; provided that the Company shall remain liable for all of its obligations under this Agreement.

         SECTION 7.05. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         SECTION 7.06. HEADINGS. The article and section headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.


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         SECTION 7.07. GENDER, NUMBER. Unless the context of this Agreement otherwise requires, words of any gender will be deemed to include each other gender and words using the singular or plural number will also include the plural or singular number, respectively.

         SECTION 7.08. GOVERNING LAW. This Agreement shall be governed by the laws of the State of California, without regard to any conflicts of law principles thereof that would call for the application of the laws of any other jurisdiction. Subject to Section 7.10 below, any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against either of the parties in the courts of the State of California, or if it has or can acquire jurisdiction, in the United States District Court for the Southern District of California, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world, whether within or without the State of California.

         SECTION 7.09. EFFECTIVE DATE. This Agreement shall be effective at the Effective Time (as defined in the Agreement and Plan of Merger, dated as of June 29, 2001, by and among Parent, JWCH Merger Corp. and the Company). Immediately prior to the Effective Time, the Executive's current employment agreement with the Company shall be terminated and be of no further force or effect, and Executive waives any and all rights he may have under such employment agreement, including any payments for severance or in respect of a change of control contained therein.

         SECTION 7.10. (a) RESOLUTION OF DISPUTES. The Executive and the Company mutually agree and understand that as an inducement for the Company to enter into this Agreement, the Executive and the Company agree and consent to the resolution by arbitration of all claims or controversies, past, present or future, whether arising out of the employment relationship (or its termination) or relating to this Agreement that the Company may have against the Executive or that the Executive may have against the Company or against its officers, directors, employees or agents in their capacity as such or otherwise. The only claims that are arbitrable are those that, in the absence of this arbitration provision, would have been justiciable under applicable state or federal law. The claims covered by this arbitration provision, include, but are not limited to, claims for wages or other compensation due; claims for breach of any contract or covenant (express or implied); tort claims; claims for discrimination, retaliation or harassment (including, but not limited to, race, sex, sexual orientation, religion, national origin, age, marital status, or medical condition, handicap or disability); claims for benefits (except claims under an employee benefit or pension plan that either (i) specifies that its claims procedure shall culminate in an arbitration procedure different from this one, or (ii) is underwritten by a commercial insurer which decides the claims); and claims for violation of any federal, state, or other governmental law, statute, regulation or ordinance, except claims excluded in Section 7.10 (b) below.

Except as otherwise provided in this arbitration provision, both the Company and the Executive agree that neither of them shall initiate or prosecute any lawsuit or administrative action (other than an administrative charge of discrimination) in any way related to any claim covered by this arbitration provision.

         (b) Claims Excluded From Arbitration. Claims the Executive may have for workers' compensation or unemployment compensation benefits are not covered by this arbitration provision. Also not covered are claims by the Company for injunctive and/or other equitable relief, including but not limited to those for unfair competition and/or the use and/or unauthorized disclosure of Trade Secrets or confidential information, as to which the Executive understands and agrees that the Company may seek and obtain relief from a court of competent jurisdiction.

         (c) Arbitration Procedures. The Executive and the Company understand and agree that the arbitration will take place in Orange County, California, in accordance with the California Employment Dispute Resolution Rules of the American Arbitration Association then in effect in the State of California, and judgment upon such award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The decision of the arbitrator(s) shall be bound by generally accepted legal principles, including, but not limited to, all rules of law and legal principles concerning potential liability, burdens of proof, and measure of damages found in all applicable California statutes and administrative rules and codes, and all California case law.

         IN WITNESS WHEREOF, the parties have executed this Executive Employment Agreement as of the date first above written.

                                   COMPANY

                                   INSIGHT HEALTH SERVICES CORP.


                                   By: /s/ Steven T. Plochocki
                                       ----------------------------------------
                                        Name:     Steven T. Plochocki
                                        Title:    President & CEO

                                   EXECUTIVE

                                   /s/ Brian G. Drazba
                                   --------------------------------------------
                                   Name:  Brian G. Drazba

                                   Address and Facsimile Number:

                                   18 Nutcracker Lane
                                   Aliso Viejo, CA 92656



                                   INSIGHT HEALTH SERVICES HOLDINGS CORP.
                                   (solely for the purpose of Section 3.07)


                                   By: /s/ Mark J. Tricolli
                                       ----------------------------------------
                                        Name:     Mark J. Tricolli
                                        Title:    Vice President & CEO

                                    EXHIBIT A

                             STOCK OPTION AGREEMENT

                             STOCK OPTION AGREEMENT

         AGREEMENT entered into as of the ___ day of ________, 2001 by and between InSight Health Services Holdings Corp., a Delaware corporation (the "Company"), and the undersigned employee (the "Employee") of the Company or one of its subsidiaries.

         WHEREAS, the Company desires to grant the Employee a nonqualified stock option to acquire shares of the Company's common stock, $0.001 par value per share ("Common Stock"); and

         WHEREAS, the Employee desires to accept such option subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the Company and the Employee, intending to be legally bound, hereby agree as follows:

         1. Grant of Option. As of the Effective Time (as defined in the Agreement and Plan of Merger, dated as of June 29, 2001, by and among the Company, JWCH Merger Corp. and InSight Health Services Corp.) (the "Grant Date"), the Company grants to the Employee a nonqualified stock option (the "Option") to purchase all (or any part) of _____________ shares of Common Stock (the "Shares") on the terms and conditions hereinafter set forth. This Option is not intended to be treated as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         2. Exercise Price. The exercise price ("Exercise Price") for the Shares covered by the Option shall be $18.00* per share.

         3. Vesting and Exercisability. Twenty percent (20%) of the total Option set forth in Section 1 shall be available for vesting each fiscal year during the Company's 2002-2006 fiscal years as follows: (A) twenty-five percent (25%) of the number of available Options for each such fiscal year shall vest and become exercisable upon the anniversary of the Grant Date in such fiscal year and (B) seventy-five percent (75%) of the number of available Options for each such fiscal year shall vest and become exercisable upon the Company's attainment of the performance goals set forth on Schedule I attached hereto and incorporated herein. In the event the Employee is employed by the Company or one of its subsidiaries at the time a Change in Control (as defined below) occurs, all of the Options (to the extent not already vested) which are to vest over time pursuant to clause (A) above shall vest immediately prior to the Change in Control. Notwithstanding the foregoing, to the extent any of the Options which may vest pursuant to

----------

* Intended to be the subscription price for all stockholders who subscribe as of the Effective Time. Currently anticipated to be $18.00 per share.

clause (B) above do not vest in accordance with Schedule I by the eighth (8th) anniversary of the Grant Date, they shall be deemed to vest on such date.

         4.       Term of Options.

                           (a) Each Option shall expire on the tenth anniversary of the Grant Date, but shall be subject to earlier termination as provided in subsections (b) and (c) below.

                           (b) If the Employee is terminated for Cause (as defined in Schedule II hereto) or voluntarily terminates his employment with the Company at any time without Good Reason (as defined in Schedule II), the Option shall terminate on the date of such termination of employment, whether or not then fully vested and exercisable.

                           (c) If the Employee is terminated by the Company without Cause, resigns for Good Reason, dies, or becomes Disabled (as defined in Schedule II) at any time during the term of his employment by the Company, any portion of the Option that is not then fully vested and exercisable shall terminate immediately, provided, however, that the board of directors of the Company (the "Board") shall have the discretion to vest any portion of such Employee's Options that have not yet become eligible to vest, and any such accelerated Options shall be subject to the same terms and conditions as other Options that have vested pursuant to Section 3. Any portion of the Option that is vested and exercisable shall terminate on the 120th day following such termination of employment.

         5.       Manner of Exercise of Option.

                           (a) The Employee may exercise any Option that is fully vested and exercisable by giving written notice to the Company stating the number of Shares (which shall not be less than 100, unless the total Shares which are vested and exercisable at such time is less than 100) to be purchased and accompanied by payment in full of the Exercise Price for such Shares. Payment shall be either in cash or by a certified or bank cashier's check or checks payable to the Company.

                  At any time when Common Stock is registered under Section 12 of the Securities Exchange Act of 1934, as amended, the Option may also be exercised by means of a "broker cashless exercise" procedure approved in all respects in advance by the Board, in which a broker: (i) transmits the Exercise Price for any Shares to the Company in cash or acceptable cash equivalents, either (1) against the Employee's notice of exercise and the Company's confirmation that it will deliver to the broker stock certificates issued in the name of the broker for at least that number of Shares having a fair market value equal to the Exercise Price therefor, or (2) as the proceeds of a margin loan to the Employee; or (ii) agrees to pay the Exercise Price therefor to the Company in cash or acceptable cash equivalents upon the broker's receipt from the Company of stock certificates issued in the name of the broker for at least that number of

Shares having a fair market value equal to the Exercise Price therefor. The Employee's written notice of exercise of the Option pursuant to a "cashless exercise" procedure must include the name and address of the broker involved, a clear description of the procedure, and such other information or undertaking by the broker as the Board shall reasonably require. If payment is to be made in whole or in part in Shares underlying the Option, the Employee shall direct the Company to subtract from the number of Shares underlying the Option, that number of Shares having a fair market value (as determined in good faith by the Board) equal to the purchase price (or portion thereof) to be paid with such underlying Shares.

                  Upon such purchase, delivery of a certificate for paid-up, non-assessable Shares shall be made at the principal office of the Company to the Employee (or the person entitled to exercise the Option pursuant to Section
7), not more than 10 days from the date of receipt of the notice by the Company.

                           (b) The Company shall at all times during the term of the Option reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Option.

                           (c) Notwithstanding Section 5(a) of this Agreement, the Company may delay the issuance of Shares covered by the Option and the delivery of a certificate for such Shares until one of the following conditions is satisfied: (i) the Shares purchased pursuant to the Option are at the time of the issuance of such Shares effectively registered or qualified under applicable federal and state securities laws or (ii) such Shares are exempt from registration and qualification under applicable federal and state securities laws.

         6. Administration. This Agreement shall be administered by the Board. The Board shall be authorized to interpret this Agreement and to make all other determinations necessary or advisable for the administration of this Agreement. The determinations of the Board in the administration of this Agreement, as described herein, shall be final and conclusive. The Secretary shall be authorized to implement this Agreement in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes thereof.

         7. Non-Transferability. The right of the Employee to exercise the Option (as and when vested) shall not be assignable or transferable by the Employee otherwise than by will or the laws of descent and distribution, and such Shares may be purchased during the lifetime of the Employee only by him (or his legal representative in the event that he is Disabled). Any other such transfer shall be null and void and without effect upon any attempted assignment or transfer, except as hereinabove provided, including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition contrary to the provisions hereof, or levy of execution, attachment, trustee process or similar process, whether legal or equitable, upon the Option.

         8.       Representation Letter and Investment Legend.

                           (a) In the event that for any reason the Shares to be issued upon exercise of a vested Option shall not be effectively registered under the Securities Act of 1933, as amended (the "1933 Act"), upon any date on which the Option is exercised, the Employee (or the person exercising the Option pursuant to Section 7) shall give a written representation to the Company in the form attached hereto as Exhibit A, and the Company shall place the legend described on Exhibit A, upon any certificate for the Shares issued by reason of such exercise.

                           (b) The Company shall be under no obligation to qualify Shares or to cause a registration statement or a post-effective amendment to any registration statement to be prepared for the purposes of covering the issue of Shares; provided, that the Company will use its reasonable best efforts to comply with any available exemption from registration and qualification of the Shares under applicable federal and state securities laws.

         9.       Adjustments upon Changes in Capitalization.

                           (a) In the event that the outstanding shares of the Common Stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or dividends payable in capital stock, appropriate adjustment shall be made in the number and kind of Shares, and the Exercise Price therefor, as to which the Option, to the extent not theretofore exercised, shall be exercisable.

                  In addition, unless otherwise determined by the Board in its sole discretion, in the case of a Change in Control (as hereinafter defined) of the Company, the purchaser(s) of the Company's assets or stock may, in his, her or its discretion, deliver to the Employee, to the extent that the right to purchase Shares under the Option has vested, the same kind of consideration (net of the Exercise Price for such Shares) that is delivered to the stockholders of the Company as a result of the Change in Control, or the Board may, in its sole determination, cancel the Option, to the extent not theretofore exercised, in exchange for consideration in cash or in kind, which consideration in either case shall be equal in value to the value of those shares of stock or other consideration the Employee would have received had the Option been exercised (to the extent it has vested and not been exercised) and no disposition of the shares acquired upon such exercise been made prior to the Change in Control, less the Exercise Price therefor. Upon receipt of such consideration by the Employee, the Option shall immediately terminate and be of no further force and effect, with respect to both vested and nonvested portions thereof. The value of the stock or other securities the Employee would have received if the Option had been exercised shall be determined in good faith by the Board. In addition, in the case of a Change in Control, the Board may, in its sole discretion, accelerate the vesting of all or any portion of the Option that would remain unvested after the application of the accelerated vesting on Schedule I and Section 3 hereto. A "Change in Control" shall be deemed to have occurred if
(i) any person, or any two or more persons acting as a group, and all affiliates of such person or persons (a "Group") who prior to such time beneficially owned less than 50% of the then outstanding capital stock of the Company shall acquire shares of the Company's capital stock in one or more transactions or series of transactions, including by merger, and after such transaction or transactions such person or Group and affiliates beneficially own 50% or more of the Company's outstanding capital stock, or (ii) the Company shall sell all or substantially all of its assets to any Group which, immediately prior to the time of such transaction, beneficially owned less than 50% of the then outstanding capital stock of the Company.

                           (b) Upon dissolution or liquidation of the Company, the Option shall terminate, but the Employee shall have the right, immediately prior to such dissolution or liquidation, to exercise any then vested Options.

                           (c) No fraction of a share of Common Stock shall be purchasable or deliverable upon the exercise of the Option, but in the event any adjustment hereunder of the number of shares covered by the Option shall cause such number to include a fraction of a share, such fraction shall be adjusted to the nearest smaller whole number of shares.

         10. No Special Employment Rights. Nothing contained in this Agreement shall be construed or deemed by any person under any circumstances to bind the Company or any of its subsidiaries to continue the employment of the Employee for the period within which this Option may vest or for any other period.

         11. Rights as a Stockholder. The Employee shall have no rights as a stockholder with respect to any Shares which may be purchased upon the vesting of this Option unless and until a certificate or certificates representing such Shares are duly issued and delivered to the Employee. Except as otherwise expressly provided herein, no adjustment shall be made for dividends or other rights for which the record date is prior to the date the stock certificate is issued.

         12. Withholding Taxes. The Employee hereby agrees, as a condition to any exercise of the Option, to provide to the Company an amount sufficient to satisfy its obligation to withhold certain federal, state and local taxes arising by reason of such exercise (the "Withholding Amount"), if any, by (a) authorizing the Company to withhold the Withholding Amount from his cash compensation, or (b) remitting the Withholding Amount to the Company in cash; provided that, to the extent that the Withholding Amount is not provided by one or a combination of such methods, the Company may at its election withhold from the Shares delivered upon exercise of the Option that number of Shares having a fair market value (in the good faith judgment of the Board) equal to the Withholding Amount.

         13. Execution of Stockholders' Agreement. The Employee acknowledges that he has previously executed and delivered the stockholders agreement by and among the Company and the stockholders of the Company named therein (the "Stockholders Agreement"). The Employee further agrees that this Agreement, the Option and all Shares acquired by him upon exercise of the Option will be subject to the terms and conditions of the Stockholders Agreement, as the same may have been amended or modified in accordance with its terms.

         14. Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without regard to any conflicts of law principles thereof that would call for the application of the laws of any other jurisdiction. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against either of the parties in the courts of the State of Delaware, or if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world, whether within or without the State of Delaware.

                                * * * * * * * * *

                         [Signatures on Following Page]

                             STOCK OPTION AGREEMENT

                           Counterpart Signature Page

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed, by its officer thereunto duly authorized, and the Employee has executed this Agreement, all as of the day and year first above written.

INSIGHT HEALTH SERVICES                  EMPLOYEE
HOLDINGS CORP.

                                     BY: _______________________________________
BY:                                      Name:
_______________________________
                                         Address:
Name:                                    _______________________________________
Title:
                                         _______________________________________

                                         _______________________________________

                                         Telecopier Number:  ___________________

                                         Social Security Number: _______________

                                   SCHEDULE I

                       OPTION PERFORMANCE VESTING SCHEDULE

         (a) For each of the Company's fiscal years ending June 30 in the years 2002 through 2006, the portion of the total Option described in clause (B) of
Section 3 of the Agreement shall vest and become exercisable if the Company achieves a return on equity ("ROE") for such year that equals or exceeds the following Base Targets:

                                    Base Target               90% of Base Target
                                    -----------               ------------------
                  2002                   1.11                         1.00
                  2003                   2.40                         2.16
                  2004                   3.50                         3.15
                  2005                   5.00                         4.50
                  2006                   6.50                         5.85


If the Company achieves more than 90% but less than 100% of the Base Target ROE in any fiscal year, the Options available to vest in that year shall vest in the ratio by which ROE achieved exceeds 90% of Base Target ROE for such fiscal year (i.e., for ROE of 90.5% of Base Target ROE, one-twentieth of the available Options would vest; for ROE of 96%, six-tenths of the available Options would vest).

         For purposes hereof, ROE for any fiscal year shall be calculated by the following formula: [(5.25 x EBITDA) - D+C]/TE where

                           D =        the Company's Consolidated Indebtedness at
                           fiscal year-end (or at time of sale of the Company)

                           C =        the Company's Excess Cash at fiscal
                           year-end (or at time of sale of the Company)

                           TE =       total equity invested as of the Effective
                           Time (including the net pre-tax value of any options rolled over as of the Effective Time)

                           EBITDA =   EBITDA for such fiscal year

         If TE is increased at any time after the Effective Time and during the Company's fiscal years ending on June 30 in the years 2002 through 2006, the Board, in good faith, shall adjust the Base Targets. The Options available for vesting shall vest, if the Targets are met, upon completion of the audit for the Company and its subsidiaries' consolidated financial statements for such fiscal year.

         (b) Notwithstanding the foregoing, if in the fiscal year ending June 30, 2006, (1) the percentage of Options available to vest that do vest exceeds
(2) the cumulative percentage of Options available to vest in the fiscal years ending June 30 in the years 2002-2005 that did vest


                                  SCHEDULE I-1
in those years, the vesting percentage achieved in fiscal year ending June 30, 2006 shall be carried back to the fiscal years ending June 30 in the years 2002-2005 and applied to the Options available to vest in those fiscal years. The number of vested Options for the fiscal years ending on June 30 in the years 2002 through 2005 shall be adjusted to reflect such higher percentage.

         (c) (1) In the event a Change in Control of the Company occurs before the end of the fiscal year ending June 30, 2006, the Base Target for the year in which the Change in Control occurs and the above formula will be modified as follows:

                  - the Base Target for such year will be adjusted to be an amount determined by adding to the Base Target for the fiscal year immediately prior to the fiscal year in which the Change in Control occurs an amount equal to the product of (i) a fraction the numerator of which is the number of days that elapsed since the first day of the fiscal year in which the Change in Control occurs until the date of the consummation of the Change in Control and the denominator of which is 365 and (ii) the difference between the Base Target for the year in which the Change in Control occurs and the Base Target for the immediately preceding fiscal year.

                  - the formula for determining ROE at the time of the Change in Control will be adjusted by using EBITDA for the 12 full calendar months immediately preceding the date of the Change in Control so that the multiple of EBITDA used will be the greater of 5.25 and the multiple used in determining the Company's enterprise value in the Change in Control.

         (2) The percentage of Options that vest in accordance with the formula as so modified will then be applied to fiscal years preceding and following the year in which the Change in Control occurs and the number of vested Options shall be adjusted to reflect such percentage; provided that, if the cumulative percentage of Options that vested in the fiscal years preceding the Change in Control exceeds the percentage that vest in the fiscal year of the Change in Control pursuant to the modified formula, the cumulative percentage of Options that vested prior to the Change in Control will instead be applied to the fiscal years that follow the Change in Control.

         (d) Notwithstanding the foregoing, in the event J.W. Childs Equity Partners II, L.P., Halifax Capital Partners, L.P. and their respective affiliates each receive a net cash return on their total investment in the Company resulting (i) in an internal rate of return of at least 35% on their total investment in the Company and (ii) in an amount of cash equal to at least three times their respective total investment in the Company, then one-third of the total Options described in clause (B) of Section 3 of the Agreement (i.e., 25% of the total Option set forth in Section 1 of the Agreement) shall vest and become exercisable. This vesting provision is not intended to be additive to the preceding provisions, but is intended to be in the alternative.

         For purposes of this Schedule I, the following terms have the following meanings:

         "Consolidated Indebtedness" shall mean, as of any date, the aggregate amount outstanding, on a consolidated basis, of (a) all obligations of the Company or its subsidiaries for borrowed money, (b) all obligations of the Company or its subsidiaries evidenced by bonds, debentures, notes or other similar instruments or upon which interest charges are customarily


                                  SCHEDULE I-2
paid, (c) all obligations of the Company or its subsidiaries for the deferred purchase price of property or services, except current accounts payable arising in the ordinary course of business and not overdue beyond such period as is commercially reasonable for the Company or its subsidiaries' business, (d) all obligations of the Company or its subsidiaries under conditional sale or other title retention agreements relating to property purchased by such Person and all capitalized lease obligations, (e) all payment obligations of the Company or its subsidiaries on or for currency protection agreements, (f) all obligations of the Company or its subsidiaries as an account party under any letter of credit (excluding those supporting trade payables), (g) all obligations of any third party secured by property or assets of the Company or its subsidiaries (regardless of whether or not such Person is liable for repayment of such obligations) and (h) all guarantees of the Company or its subsidiaries.

         "EBITDA" shall mean consolidated earnings of the Company and its subsidiaries, including equity in the earnings from non-consolidated subsidiaries, before interest, taxes, depreciation, amortization and the management fees paid to J.W. Childs Associates, L.P. and The Halifax Group, L.L.C. or any of their respective affiliates and after deduction of all operating expenses, minority interest expenses and incentive compensation, all as calculated in accordance with generally accepted accounting principles consistently applied, as reflected in the Company's consolidated financial statements. For purposes of calculating EBITDA, upon the Company making an acquisition or disposition of any assets or business, the Board, in good faith, shall adjust EBITDA for any fiscal year to include or exclude on a pro forma basis, as applicable, the EBITDA for such assets or business for the period of time the assets or business are not owned by the Company for the fiscal year in which the assets or business are acquired or sold.

         "Excess Cash" shall mean cash in excess of the Company and its subsidiaries' operating needs, in the good faith judgment of the Board.








                                  SCHEDULE I-3

                                   SCHEDULE II

                            Definitions Applicable to
                             Stock Option Agreement

         1. "Cause," with respect to the Employee, shall have the meaning attributed to it under the executed written employment agreement between the Employee and the Company (or a subsidiary thereof) or, in the absence of such employment agreement, "Cause" shall mean the occurrence of any of the following during the term of the Employee's employment with the Company (or a subsidiary thereof):

                  (a) the Employee has performed his/her duties negligently;

                  (b) the Employee is guilty of misconduct in connection with the performance of the Employee's duties;

                  (c) the Employee has committed any serious crime or offense;

                  (d) the Employee has failed or refused to comply with the oral or written policies or directives of the Board of Directors; or

                  (e) the Employee has breached any provision or covenant contained in this Agreement.

         2. "Disabled," with respect to the Employee, shall have the meaning attributed to it under the executed written employment agreement between the Employee and the Company (or a subsidiary thereof) or, in the absence of such employment agreement, the Employee shall be deemed to have become "Disabled" if, during the term of the Employee's employment with the Company (or a subsidiary thereof), the Employee shall become physically or mentally disabled, whether totally or partially, either permanently or so that the Employee, in the good faith judgment of the Board, is unable substantially and competently to perform his duties on behalf of the Company (or a subsidiary thereof) for a period of 90 consecutive days or for 90 days during any six month period during the said term of employment. In order to assist the Board in making that determination, the Employee shall, as reasonably requested by the Board, (i) make himself available for medical examinations by one or more physicians chosen by the Board and (ii) grant to the Board and any such physicians access to all relevant medical information concerning him, arrange to furnish copies of his medical records to the Board and use his best efforts to cause his own physicians to be available to discuss his health with the Board.

         3. "Good Reason," with respect to the Employee, shall have the meaning attributed to it under the executed written employment agreement between the Employee and the Company (or a subsidiary thereof) or, in the absence of such employment agreement, "Good Reason" shall be deemed to have occurred if, other


                                  SCHEDULE II-1
than for Cause, any of the following has occurred during the term of the Employee's employment with the Company (or a subsidiary thereof):

                  (a) the Employee's base salary has been reduced, other than in connection with a reduction of executive compensation imposed by the Board in response to negative financial results or other adverse circumstances affecting the Company or its subsidiaries; or

                  (b) the Company has reduced or reassigned, in any material respect, the duties of the Employee as an employee of the Company (or a subsidiary thereof) and such event has not been rescinded within 10 business days after the Employee notifies the Company (or a subsidiary thereof) in writing that he objects thereto.

         4. "Person" shall mean an individual, corporation, partnership, limited liability company, trust, unincorporated association, government or any agency or political subdivision thereof, or any other entity.










                                  SCHEDULE II-2

                                    EXHIBIT A
                            TO STOCK OPTION AGREEMENT


Gentlemen:

         In connection with the purchase by me of ___________________ shares of common stock, $0.001 par value per share, of InSight Health Services Holdings Corp., a Delaware corporation (the "Company") under the nonqualified stock option granted to me pursuant to that certain Stock Option Agreement dated as of June ____, 2001 (the "Option Agreement"), I hereby acknowledge that I have been informed as follows:










                                  EXHIBIT A-1

                           1. The shares of common stock of the Company to be issued to me upon exercise of said option have not been registered under the Securities Act of 1933, as amended (the "Act"), and accordingly, must be held indefinitely unless such shares are subsequently registered under the Act, or an exemption from such registration is available.

                           2. Routine sales of securities made in reliance upon Rule 144 under the Act can be made only after the holding period and in limited amounts in accordance with the terms and conditions provided by that Rule, and with respect to which that Rule is not applicable, registration or compliance with some other exemption under the Act will be required.

                           3. The Company is under no obligation to me to register the shares or to comply with any such exemptions under the Act, other than as set forth in the Stockholders' Agreement referenced and defined in paragraph 13 of the Option Agreement (the "Stockholders Agreement").

                           4. The availability of Rule 144 is dependent upon adequate current public information with respect to the Company being available and, at the time that I may desire to make a sale pursuant to the Rule, the Company may neither wish nor be able to comply with such requirement.

                           5. The shares of common stock of the Company to be issued to me upon the exercise of said option are subject to the terms and conditions, including restrictions on transfer, of the Stockholders Agreement.

         In consideration of the issuance of certificates for the shares to me, I hereby represent and warrant that I am acquiring such shares for my own account for investment, and that I will not sell, pledge, hypothecate or otherwise transfer such shares in the absence of an effective registration statement covering the same, except as permitted by an applicable exemption under the Act. In view of this representation and warranty, I agree that there may be affixed to the certificates for the shares to be issued to me, and to all certificates issued hereafter representing such shares (until in the opinion of counsel, which opinion must be reasonably satisfactory in form and substance to counsel for the Company, it is no longer necessary or required) a legend as follows:

         "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be sold, transferred, offered for sale, pledged or hypothecated in the absence of an effective registration statement as to the securities under the Act or an opinion of counsel satisfactory to the Company and its counsel that such registration is not required." "The securities represented by this certificate are subject to the terms and conditions, including restrictions on transfer, of a Stockholders' Agreement among the Company and its stockholders dated as of ____________, as amended from time to time, a copy of which is on file at the principal office of the Company."


                                  Exhibit A-2

         I further agree that the Company may place a stop order with its transfer agent, prohibiting the transfer of such shares, so long as the legend remains on the certificates representing the shares.

         I hereby represent and warrant that: My financial situation is such that I can afford to bear the economic risk of holding the shares issued to me upon exercise of said option for an indefinite period of time, I have no need for liquidity with respect to my investment and have adequate means to provide for my current needs and personal contingencies, and can afford to suffer the complete loss of my investment in such shares.

                           (a) I am an "accredited investor" within the meaning of Rule 501 under the Act and I, either alone or with my purchaser representative (as such term is defined in Rule 501 under the Act) have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of my investment in the shares issued to me upon exercise of said option.

                           (b) I have been afforded the opportunity to ask questions of, and to receive answers from, the Company and its representatives concerning the shares issued to me upon exercise of said option and to obtain any additional information I have deemed necessary.

                           (c) I have a high degree of familiarity with the business, operations, financial condition and prospects of the Company.


                                      Very truly yours,

                                      -------------------------
                                      [Employee]



                                  Exhibit A-3